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                                                                       EXHIBIT 1

                 AFFILIATES OF THE COLUMBIA GAS SYSTEM, INC.**
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Columbia Atlantic Trading Corporation
Columbia Coal Gasification Corporation
Columbia Gas Development Corporation
Columbia Gas of Kentucky, Inc.
Columbia Gas of Maryland, Inc.
Columbia Gas of Ohio, Inc.
Columbia Gas of Pennsylvania, Inc.
Columbia Gas System Service Corporation
Columbia Gas Transmission Corporation
Columbia Gulf Transmission company
         Overthrust Pipeline Company (18%)
         Trailblazer Pipeline Company (33%)
Columbia LNG Corporation (91.8%)
         CLNG Corporation
         Cove Point LNG Limited Partnership (50%)
Columbia Natural Resources, Inc.
Columbia Propane Corporation
Commonwealth Gas Services, Inc.
Commonwealth Propane, Inc.
         Atlantic Energy, Inc. (50%)
Columbia Energy Services Corporation
         Columbia Energy Marketing
TriStar Capital Corporation
         TriStar Gas Technologies, Inc.
            Enertek Partners, L.P. (16.1%)
TriStar Ventures Corporation
         TriStar Pedrick General Corporation
            Pedricktown Cogeneration Ltd. (15%)
         TriStar Pedrick Limited Corporation
            Pedricktown Cogeneration Ltd. (35%)
         TriStar Fuel Cells Corporation
         TriStar Binghamton General Corporation
            Binghamton Cogeneration Ltd (10%)
         TriStar Georgetown General Corporation
            Georgetown Cogeneration Ltd. (1%)
         TriStar Georgetown Limited Corporation
            Georgetown Cogeneration Ltd. (49%)
         TriStar Vineland General Corporation
            Vineland Cogeneration Ltd. (5%)
         TriStar Vineland Limited Corporation
            Vineland Cogeneration Limited Partnership (45%)
         TriStar Rumford Limited Corporation
            Rumford Cogeneration Company (10.2%)
         TriStar System, Inc.
         TriStar Ten Corporation (Inactive company)
         Cogeneration Partners of America (50%)

            Provided for information purposes only. The applicant disclaims any conclusion that the indicated entities are "affiliates" of the applicant within the meaning of the federal securities laws.




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     ** Ownership of 100% of common stock or partnership interests unless otherwise indicated.